APRIL 15, 1997

                SUPPLEMENT TO PROSPECTUS DATED DECEMBER 31, 1996


Effective April 15, 1997, the following sentence is hereby substituted for the first sentence of the second paragraph of the section entitled "DETERMINATION OF THE CERTIFICATE INTEREST RATE'' located on page 27 of the prospectus:

     On the date of this Prospectus, the CIR was 8.0% on Five-Year and 8.5% on Ten-Year Subordinated Capital Investment Certificates; 8.0% on Five-Year and 8.5% on Ten-Year Subordinated Monthly Income Capital Investment Certificates; and 6.25% on Demand Loan
     Certificates.